Exhibit 10.3

FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES E CONVERTIBLE PREFERRED STOCK

OF

JX Luxventure Limited

(Pursuant to Section 35 of the Business Corporations Act of the Marshall Islands)

JX Luxventure Limited, a corporation organized and existing under the laws of the Republic of Marshall Islands (the “Corporation”), does hereby certify:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”), by the Amended and Restated Articles of Incorporation of the Corporation (as amended and/or restated from time to time the “Articles of Incorporation”), the Board by unanimous written consent dated August 26, 2024, in accordance with Section 35 of the Business Corporations Act of the Marshall Islands (the “BCA”), duly adopted the following resolutions creating a new series of preferred stock, par value US$0.0001 per share (“Preferred Stock”), designated as “Series E Convertible Preferred Stock”

RESOLVED: That pursuant to the authority vested in the Board by the Articles of Incorporation and the provisions of Section 35(5) of the BCA, a series of Preferred Stock of the Corporation be and hereby is created, and that the designations and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or special rights and qualifications, limitations and restrictions, of such series of Preferred Stock are as follows:

1. Designation and Number; Defined Terms.

The shares of such series of Preferred Stock shall be designated as “Series E Convertible Preferred Stock” (the “Series E Convertible Preferred Stock”). The number of authorized shares of Series E Convertible Preferred Stock shall be 1,000,000 shares, US$0.0001 par value per share. The initial stated value amount per share of the Series E Convertible Preferred Stock shall be US$3.00 per share (as it may be adjusted from time-to-time, the “Stated Value”). The Series E Convertible Preferred Stock will be converted to shares of Common Stock pursuant to a 1 to 10 ratio. For purposes of this Certificate of Designation, Preferences, Rights and Limitations of Series ED Convertible Preferred Stock (the “Certificate of Designation”), the following definitions shall apply:

“Change of Control” means any sale or transfers of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such sale, transfer or issuance to designate or elect a majority of the Board, any merger, consolidation, recapitalization or reorganization of the Corporation with or into another entity (whether or not the Corporation is the surviving corporation) that results in that results in the transfer of more than fifty percent (50%) of the outstanding voting power of the Corporation.

“Common Stock” means the Corporation’s common stock, par value US$0.0001 per share.

“Common Stock Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Dates” with respect to shares of Series E Convertible Preferred Stock means the dates on which such share is to be converted into Common Stock pursuant to Section 5.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series E Convertible Preferred Stock in accordance with the terms hereof.

“Conversion Price” means the Stated Value per share of a Series E Convertible Preferred Stock divided by 10, subject to adjustments as set forth in Section 6 herein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means a holder of Series E Convertible Preferred Stock.

“Issuance Date” means the date on which all shares of Series E Convertible Preferred Stock are issued by the Corporation.

“Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Principal Market” means the Nasdaq Capital Market.

“Subsidiary” shall mean any corporation, association, partnership, limited liability company or other business entity of which more than fifty percent (50%) of the total voting power is, at the time, owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries of the Corporation or a combination thereof.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market.

2. Rank and Dividend Rights. Except as otherwise provided herein, the Series E Convertible Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank pari passu to the Common Stock and any other classes of capital stock of the Corporation. Holders shall have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. In the event that dividends are paid on any share of Common Stock, the Corporation shall pay a dividend on all outstanding shares of Series E Convertible Preferred Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

3. Liquidation, Dissolution, or Winding-Down. In the event of any dissolution, liquidation or winding up of the Corporation (a “Liquidation”), whether voluntary or involuntary, the Holders shall be entitled to participate in any distribution out of the assets of the Corporation on an equal basis per share with the holders of the Common Stock. For the purposes of such distribution, Holders shall be treated as if all shares of Series E Convertible Preferred Stock had been converted to Common Stock immediately prior to the distribution. A Change of Control transaction shall not be deemed to be a Liquidation for purposes of this Designation.

4. Voting Rights.

(a) Voting Generally. With respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law or by the provisions of Section 4(b) below, each Holder shall be entitled to vote with the holders of outstanding shares of Common Stock, voting together as a single class, as-if-converted to Common Stock on a one-for-one basis, without regard to the number of shares into which each share of Series E Convertible Preferred Stock is convertible, pursuant to Section 5 herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent.. Each holder of outstanding Shares of Series E Convertible Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws.

b. Limitations on Corporate Actions.  Notwithstanding anything to the contrary in Section 4(a) above, as long as any shares of Series E Convertible Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of the then-outstanding shares of Series E Convertible Preferred Stock, consenting or voting (as the case may be) as a separate class from the Common Stock, either directly or by amendment, merger, consolidation or otherwise:

(i) amend its Articles of Incorporation in any manner that adversely affects the rights of the Holders;

(ii) alter or change adversely the voting or other powers, preferences, rights, privileges, or restrictions of the Series E Convertible Preferred Stock contained herein or alter or amend this Certificate of Designation; or

(iii) enter into any agreement with respect to any of the foregoing.

5. Conversion.

a. Shares of Series E Convertible Preferred Stock shall be converted at the option of the Holder thereof, in whole or in part, at the conversion rate of 1-for-10, without the payment or any additional consideration by the Holder thereof, subject to the following schedule:

(i) each Holder may convert up to 30% of the total outstanding shares of Series E Convertible Preferred Stock held by such Holder into the number of fully paid and non-assessable shares of Common Stock resulting from multiplying the number of Series E Convertible Preferred Stock such Holder wants to convert by 10 (based on the conversion rate of 1-for-10) at any time from the Date of the Issuance;

(ii) each Holder may convert up to an additional 30% of the total outstanding shares of Series E Convertible Preferred Stock, calculated on the Date of the Issuance, into the number of fully paid and non-assessable shares of Common Stock resulting from multiplying the number of Series E Convertible Preferred Stock such Holder wants to convert by 10 at any time after ninety (90) days from the Date of the Issuance;

(iii) each Holder may convert up to the remaining 40% of the total outstanding shares of Series E Convertible Preferred Stock, calculated on the date of their issuance, into the number of fully paid and non-assessable shares of Common Stock resulting from multiplying the number of Series E Convertible Preferred Stock such Holder wants to convert by 10 at any time after six (6) months from the Date of the Issuance.

(iv) If any shares of Series E Convertible Preferred Stock issued on the Date of the Issuance remain not converted on or after March 14, 2025, the Company will have the right, but not the obligations, to require the Holder of such shares of Series E Convertible Preferred Stock to convert such shares into the number of fully paid and non-assessable shares of Common Stock as would result from multiplying the remaining number of Series E Convertible Preferred Stock by 10.

b. Beneficial Ownership Limitation. Notwithstanding anything to the contrary set forth in this Certificate of Designation, in no event shall the Company convert any shares of the Series E Convertible Preferred Stock into shares of Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

c. Notice of Conversion. Subject to compliance with the provisions of this Section 5, a Holder shall effect a conversion by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”).  Each Notice of Conversion shall specify the number of shares of Series E Convertible Preferred Stock to be converted, the number of shares of Series E Convertible Preferred Stock owned prior to the conversion at issue, the number of shares of Series E Convertible Preferred Stock owned subsequent to the conversion at issue and the Conversion Date on which such conversion is to be effected, which date may not be less than two Trading Days prior to the date the Holder delivers such Notice of Conversion to the Corporation.  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder.  To effect conversions of shares of Series E Convertible Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Series E Convertible Preferred Stock to the Corporation unless all of the shares of Series E Convertible Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series E Convertible Preferred Stock with the Notice of Conversion.

c. Limitation on the Conversion Subject to the Compliance with the Nasdaq Listing Rules. Notwithstanding anything to the contrary set forth in this Certificate of Designations, and in addition to the limitation on conversion set forth in Section 5(b) above, prior to the completing the conversion in accordance with the schedule set forth in Section 5(a) above, the Corporation shall be required to obtain the affirmative vote from the holders of not less than fifty (50%) of the outstanding shares of Common Stock, together with the Holders, voting together as a single class on the one-for-one basis (the “Shareholder Approval”) required by the listing rules of the Principal Market, provided further that if such conversion will result in the issuance of the number of shares of Common Stock equal to ten (10%) or more of the then issued and outstanding shares of Common Stock, such conversion shall be effected no earlier than fifteen calendar days after the date of the submission of a Listing of Additional Shares Form in compliance with the requirements of the Principal Market, and subject to any other applicable laws.

d. Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series E Convertible Preferred Stock.  If applicable, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall, in its sole discretion, either pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board, or round-up to the next whole number of shares.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Convertible Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

e. Mechanics of Conversion. Subject to compliance with limitations set forth in Sections 5(b) and 5(c), no later than ten (10) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall issue, or cause to be issued, to all Holders the number of shares of Common Stock being acquired upon the conversion of shares of Series E, Convertible Preferred Stock, in accordance with Schedule 5(a) above, in either (i) uncertificated book-entry form on the stock ledger of the Corporation or (ii) a stock certificate evidencing the shares of Common Stock, and shall send to the registered holder of such shares of Common Stock any notice or statement required by the applicable laws or said certificate. All shares of Series E Convertible Preferred Stock which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Share Delivery Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor as provided herein, and, if applicable, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided herein.

g. Reservation of Shares Issuable upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series E Convertible Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all outstanding shares of Series E Convertible Preferred Stock.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue in accordance with the terms herein, be duly authorized, validly issued, fully paid and nonassessable.

6. Certain Adjustments.

a. Subdivision or Combination of Stock. If, at any time while the Series E Convertible Preferred Stock is outstanding, the Corporation shall subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in Section 6(a).

b. Dividends in Stock, Property, Reclassification. If, at any time while the Series E Convertible Preferred Stock is outstanding, the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the conversion of the Series E Convertible Preferred Stock) shall have received or become entitled to receive, without payment therefore:

(i) any Common Stock Equivalents, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(ii) additional stock or other securities or property by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 6(a) above), then and in each such case, the Series E Conversion Price shall be adjusted proportionately, and the Holder hereof shall, upon the conversion of the Series E Convertible Preferred Stock, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Series E Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 6(b).

c. Change of Control At any time while the Series E Convertible Preferred Stock is outstanding, if any Change of Control shall be effected, then lawful and adequate provisions shall be made by the Corporation whereby the Holders shall thereafter have the right to receive (in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of the Series E Convertible Preferred Stock) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full conversion of the Series E Convertible Preferred Stock. In the event of the Change of Control, appropriate provision shall be made by the Corporation with respect to the rights and interests of the Holders to the end that the provisions hereof shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion thereof.

7. Status of Series E Convertible Preferred Stock Converted or Reacquired. Shares of Series E Convertible Preferred Stock converted into Common Stock or reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Marshall Islands) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series, and may be redesignated and reissued as part of any series of the preferred stock.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Certificate of Designation, Preferences and Rights of Series E Convertible Preferred Stock has been executed by a duly authorized officer of the Corporation on this ______ day of September, 2024.

JX LUXVENTURE LIMITED

By:
	Name:	Sun Lei
	Title:	Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF

SERIES E CONVERTIBLE PREFERRED STOCK)

The undersigned hereby elects to irrevocably exercise the right to convert the number of shares of Series E Convertible Preferred Stock indicated below into shares of common stock, US$0.0001 par value per share (the “Common Stock”), of JX LUXVENTURE LIMITED, a corporation organized and existing under the laws of the Marshall Islands (the “Corporation”), according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation.  No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ______________________________________________________________

Number of shares of Series E Convertible Preferred Stock owned prior to Conversion: ________________

Number of shares of Series E Convertible Preferred Stock to be Converted (subject to limitations under Section 5(a): _________________________________________________

Number of shares of Common Stock Resulting from this Conversion using 1-for-10 Conversion Rate: _________________________________________________

Number of shares of Series E Convertible Preferred Stock to be owned subsequent to Conversion: ______________________________________________________

[HOLDER]

Name: